UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                       8-K



                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the


                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                                  March 3, 1999



Commission            Registrants; State of Incorporation;        IRS Employer
File Number           Address; and Telephone Number              Identification
                                                                       No.

  1-11327             Illinova Corporation                        37-1319890
                      (an Illinois Corporation)
                      500 S. 27th Street
                      Decatur, IL  62525
                      (217) 424-6600

   1-3004             Illinois Power Company                      37-0344645
                      (an Illinois Corporation)
                      500 S. 27th Street
                      Decatur, IL  62525
                      (217) 424-6600



            Total number of sequentially numbered pages is 8.





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Item 5.  Other Events
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     Illinova Corp.  announced on February 26, 1999 a loss of $1.383 billion, or
$19.30 per share (basic and diluted), for 1998. This compares to a loss of $90.4 million, or $1.22 per share, for the previous year.

     1998's loss reflects the impact of a significant Clinton Power Station (Clinton) related write-off due to the company's decision to exit the nuclear power business as announced on Dec. 9, 1998. This decision requires that the company remove Clinton from its balance sheet, producing a write-down of approximately $1.33 billion.

     In conjunction with this write-down, the company implemented an accounting restructuring (called a "quasi-reorganization"). This restructuring allows the company to revalue its other assets to their fair market value.

     The Clinton write-off accounted for $1.33 billion -- $18.52 per share of the overall loss. Excluding the Clinton write-off, the loss would have been $55.9 million, or 78 cents per share.

     Losses for the fourth quarter were 82 cents per share, excluding the Clinton write-off, compared to a loss of 46 cents per share for the fourth quarter of 1997, excluding the extraordinary write-off.

     Although the impact of the accounting restructuring on 1998's earnings results was extreme, actual operating results before the restructuring were among the worst in the company's history.

     Expenses for ongoing efforts to prepare Clinton for a return to operation and costs associated with power purchases necessitated by the Clinton outage overwhelmed good operating performance in most of the company's business segments.


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     Earnings were reduced from normal levels by an estimated 99 cents per share due to the level of operation and maintenance expenses required to support efforts for the restart of Clinton; and $1.74 per share due to incremental costs for replacement power during Clinton's continued outage.

     In addition to the Clinton-related issues, other factors also impacted 1998's earnings results.

     The most significant earnings impact was the 15 percent residential rate reduction that became effective Aug. 1. This produced a 29 cents per share reduction in earnings compared to 1997.

     In addition, warmer temperatures in the summer and winter led to an 8 cents per share earnings increase due to improved electric margins offset by a 7 cents per share decrease in gas margins.

     Earnings in 1998 also were reduced 31 cents per share from 1997's levels due to higher non-nuclear operation and maintenance expenses related, in part, to increased maintenance for the company's distribution system, higher fossil plant expenses and increased marketing expenses.

     The after-tax write-off for Clinton and related costs are approximately $1.8 billion. Illinois Power also is establishing a regulatory asset of approximately $472 million, net of taxes.

     The   difference   between  the   write-off  and  the   regulatory   asset,
approximately $1.33 billion, is recorded as a charge to 1998 earnings.

     As part of the accounting restructuring, Illinois Power's 1998 year-end balance sheet reflects a new valuation of about $2.9 billion for its fossil-fueled generating system, a write-up of approximately $1.33 billion, net of taxes.


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     This valuation is based on current  assumptions about future energy prices,
plant  operations,   environmental   costs  and  electric   generating  capacity
throughout the Midwest region.

     Accounting rules require that the write-down flow through the income statement, while the revaluation of other assets to their fair market value be handled through balance sheet adjustments, thus producing the extremely negative earnings result.

     The net effect, however, is no change in the company's equity value, no reduction in its cash flows and no negative impacts on Illinova's overall financial health.

     Illinova Corp., headquartered in Decatur, Ill., is an energy services company with annual revenues of $2.5 billion. Its subsidiaries include Illinois Power, an electric and natural gas utility; Illinova Generating, which invests in, develops and operates independent power projects worldwide; and Illinova Energy Partners, which markets energy and energy-related services in the United States and Canada.

Please see the attached Illinova Consolidated Statements of Income.



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Item 7.  Financial Statements
--------------------------------------------------------------------------------

                  (A)      Financial Statements

                           (99.1)    Illinova Consolidated Income Statements






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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                     ILLINOVA CORPORATION
                                                     (Registrant)

                                                     By /s/ Larry F. Altenbaumer
                                                     ---------------------------
                                                     Larry F. Altenbaumer
                                                     Chief Financial Officer
                                                     Treasurer and Controller
                                                     on behalf of
                                                     Illinova Corporation



Date:    March 3, 1999



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                     ILLINOIS POWER COMPANY
                                                     (Registrant)

                                                     By /s/ Larry F. Altenbaumer
                                                     ---------------------------
                                                     Larry F. Altenbaumer
                                                     Senior Vice President and
                                                     Chief Financial Officer
                                                     on behalf of
                                                     Illinois Power Company


Date:    March 3, 1999




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Exhibit Index

The following Exhibits are hereby filed as part of this Current Report on Form 8-K:

Exhibit
Number            Description

99.1                 Illinova Consolidated Income Statements





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